UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On September 3, 2009, Avago Technologies Limited (the “Company”) distributed its financial results for its third fiscal quarter ended August 2, 2009. The Company also announced that it will host an investor conference call on September 3, 2009 at 2:00 p.m. Pacific Time.

The foregoing description is qualified in its entirety by reference to the press release dated September 3, 2009, a copy of which is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure

On September 3, 2009, the Company announced that its wholly owned subsidiary, Avago Technologies Finance Pte. Ltd., commenced a cash tender offer to purchase up to $250 million aggregate principal amount of its outstanding notes.

The foregoing description is qualified in its entirety by reference to the press release dated September 3, 2009, a copy of which is attached hereto as Exhibit 99.2.

The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated September 3, 2009 entitled “Avago Technologies Limited Announces Third Quarter Fiscal Year 2009 Financial Results”

99.2	Press release dated September 3, 2009 entitled “Avago Technologies Announces Cash Tender Offer for Outstanding Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 3, 2009

Avago Technologies Limited

By:	/s/ Douglas R. Bettinger
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 3, 2009 entitled “Avago Technologies Limited Announces Third Quarter Fiscal Year 2009 Financial Results”

99.2	Press release dated September 3, 2009 entitled “Avago Technologies Announces Cash Tender Offer for Outstanding Notes”